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                                                                      Exhibit 11


            [NATIONWIDE LIFE INSURANCE COMPANY OF AMERICA LETTERHEAD]


                 OPINION AND CONSENT OF JAMES BERNSTEIN, ESQUIRE

                                December 9, 2002

Board of Directors
Nationwide Life Insurance Company of America
1000 Chesterbrook Boulevard
Berwyn, PA  19312

         Re:   Nationwide Life Insurance Company of America
               Nationwide VLI Separate Account 1
               File No. 333-98629/811-4460

Directors:

I have acted as Assistant General Counsel of Nationwide Life Insurance Company of America (the "Company") and Nationwide Provident VLI Separate Account 1 (the "Account") in connection with the registration of an indefinite amount of securities in the form of variable life insurance policies (the "Policies") with the Securities and Exchange Commission under the Securities Act of 1933, as amended. I have examined such corporate records and other documents, including pre-effective amendment number 1 to the Form N-6 registration statement for the Policies (File No. 333-98629) and reviewed such questions of law as I considered necessary and appropriate, and on the basis of such examination and review, it is my opinion that:

      1. The Company is a corporation duly organized and validly existing as a stock life insurance company under the laws of the Commonwealth of Pennsylvania and is duly authorized by the Commonwealth of Pennsylvania Insurance Department to issue the Policies.

      2. The Account is a segregated asset account duly established and maintained by the Company pursuant to the provisions of Section
            406.2 of the Insurance Company Law of 1921 (40 P.S. Section 506.2
            (1998)).

      3. The assets of the Account are and will be owned by the Company. To the extent so provided under the Policies, that portion of the assets of the Account equal to the reserves and other contract liabilities with respect to the Account will not be chargeable with liabilities arising out of any other business that the Company may conduct.

      4. The Policies have been duly authorized by the Company and, when issued as contemplated by the registration statement for the Policies in jurisdictions


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            authorizing such sales, will constitute legal, validly issued and binding obligations of the Company.

I hereby consent to the filing of this opinion as an exhibit to pre-effective amendment number 1 to the Form N-6 registration statement for the Policies and the Account.

                                                             Sincerely,

                                                             /s/ James Bernstein



                                                             Assistant General
                                                             Counsel


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